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                                                                    EXHIBIT 10.1


                                 FIRST AMENDMENT
                                       TO
                              MANAGEMENT AGREEMENT

         This First Amendment to Management Agreement is executed effective as of April 1, 2000 by and between AMRESCO Capital Trust, a Texas real estate investment trust (the "Company"), and AMREIT Managers, L.P., a Delaware limited partnership (the "Manager").

         A. The Company and the Manager are parties to a Management Agreement dated as of May 12, 1998 and desire to amend the Management Agreement with respect to the fee to be paid to Manager under the Management Agreement.

         B. In consideration of the mutual covenants and agreements and $10.00 and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties, it is agreed that the Management Agreement will be amended as follows:

         1. Section 7(b) of the Management Agreement relating to Manager's incentive compensation is deleted in its entirety and replaced with the following provision:

                  (b) In addition to the base management fee, beginning April 1, 2000, the Manager will be entitled to receive reimbursement for its quarterly operating deficits, if any. As used in this Section 7(b), "operating deficits" means the excess, if any, of the Manager's expenses as described in Section 8(a) below (excluding those expenses described in 8(a)(iii) relating to the year 2000 issues and (iv) relating to the Manager's errors and omissions insurance policy) over the sum of its quarterly base management fee and any other fees received by the Manager from sources other than the Company.

         2. Section 12(b) of the Management Agreement relating to Manager's termination fee is deleted in its entirety.

         3. Section 8(c), 8(d) and 9 of the Management Agreement relating to the Manager's reimbursement expenses are deleted in their entirety.



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         Except as amended hereby, all other terms and provisions of the
Management Agreement shall remain in full force and effect.

AMRESCO CAPITAL TRUST                       AMREIT MANAGERS, L.P.

                                            By:  AMREIT Managers, G.P., Inc.,
                                                 its general partner

By:    /s/ Jonathan S. Pettee               By:  /s/ L. Keith Blackwell
    -----------------------------                -------------------------------
       Jonathan S. Pettee                            L. Keith Blackwell
       President                                     Senior Vice President